Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 14, 2019, with respect to the financial statements and supplemental schedule included in the Annual Report of the Masco Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2018. We hereby consent to the incorporation by reference of said report in Masco Corporation’s previously filed Form S-8 Registration Statements (File No’s. 333-74815 and 333-168827).

/s/ Grant Thornton LLP

Chicago, Illinois
June 14, 2019